Exhibit 10.10

Game Face Gaming Inc
Poker License
Agreement

THIS AGREEMENT IS A LEGAL AGREEMENT BETWEEN GAME FACE GAMING INC ,(GFG) a Florida Registered Corp (COMPANY, OR ORGANIZATION THAT HAS LICENSED THIS SOFTWARE) on the 3rd  of March, 2011

AND

Prodigious Capital Group LLC ("YOU" OR "CUSTOMER")

THIS AGREEMENT SHALL APPLY ONLY TO THE SOFTWARE SUPPLIED BY GAME FACE GAMING INC HEREWITH REGARDLESS OF WHETHER OTHER SOFTWARE IS REFERRED TO OR DESCRIBED HEREIN.

1.	Definitions

(a)
Software Server. "Software Server" or "Software" means only the Game Face Gaming Inc software program(s) and third party software programs, in each case, supplied by Game Face Gaming Inc herewith, and corresponding documentation, associated media, printed materials, and online or electronic documentation. Any updates to such Software which you are entitled to receive and that has been provided to you by Game Face Gaming Inc shall also mean Software for purposes of this Agreement.

(b)	"Game Face Gaming Inc Run-Time" means that portion of the Software required in order for the End User Product to operate on hardware on which the Software itself is not resident.

(c)
Licensing Model. The foregoing license gives you the right to use the Software on condition you have purchased at least one Software license and unlimited use of Game Face Gaming Inc Run-Time client applications that are delivered.

(d)	"Game Face Gaming Inc" means Game Face Gaming Inc, Inc. and its licensors, if any.

2.	License Grants

The licenses granted in this Section 2 are subject to the terms and conditions set forth in this Agreement:

Appointing a License to Software. You may install and use the Software; Subject to the terms and conditions set forth in this Agreement, you shall not have more than one installation of the Software Central Server (Lobby Server) and unlimited number of game servers (Game Server). A license for the Software may not be shared, installed or used Concurrently on different computers. LIMITED TO THE "TEXAS HOLD-EM" VERSION OF THE SOFTWARE AND NOT ANY OTHER GAMES OR POKER VARIATIONS SUCH AS "STUD" OR "OMAHA"

(a)	The white label service will be hosted on GFG's servers. Customer will host and maintain their own web sites at their own expense.

(b)	Customer will provide customer support to its own clients. GFG will provide customer support by email and phone to Customer. Customer support is included in the monthly maintenance fee.

(c)	Customer can add unlimited number of accounts and keywords and set own subscription pricing points.

(d)	Transactions will be processed through Customer's own Merchant or Pay Pal account, integrated into the e-commerce engine.

(e)
All information submitted to the GFG-platform by Customer shall remain the exclusive property of Customer. GFG will not attempt to contact and or enter into any type of business relationship with Customers clients. This clause will survive the termination of this Agreement.

Software Audit. You agree that Game Face Gaming Inc may audit your use of the Software for compliance with these terms at any time, upon reasonable notice. In the event that such audit reveals any use of the Software by you other than in full compliance with the terms of this Agreement, you shall reimburse Game Face Gaming Inc for all reasonable expenses related to such audit in addition to any other liabilities you may incur as a result of such non-compliance.

Your license rights under this Agreement are perpetual, non-exclusive and limited

3.	License Restrictions

(a) Other than as set forth in Section 2, you may not make additional copies or distribute copies of the Software.

(b) You may not alter, merge, modify, adapt or translate the Software, or decompile, reverse engineer, disassemble, or otherwise reduce the Software to a human-perceivable form.

(c) Unless otherwise provided herein, you may not rent, lease, or sublicense the software.

(d) Unless otherwise provided herein, you may not modify the Software or create derivative works based upon the Software.

(e) You may not export the Software into any country prohibited by the United States Export Administration Act and the regulations thereunder.

(f) You shall not use the Software to develop any product having the same primary function as the Software.

(g) In the event that you fail to comply with this Agreement, Game Face Gaming Inc may terminate the license and you must destroy all copies of the Software (with all other rights of both parties and all other provisions of this Agreement surviving any such termination).

4.	Ownership.

The foregoing license grants you the rights to use the Software for you front and backend solutions for your own unique website under your own URL and under your own independent business model and management. Game Face Gaming Inc retains all right, title and interest, including all copyright and intellectual property rights, in and to the Software, and all copies thereof. All rights not specifically granted in this Agreement, including Federal and International Copyrights, are reserved by Game Face Gaming Inc and its suppliers.

5.	Fee.

In consideration for the grant of the license and the use of the Software, You agree to pay Game Face Gaming Inc the sum of $100,000 USD for the Flash version of Game Face Gaming Inc Poker. Optional maintenance. (Included in your price, no additional fees to the above for the services total described in section #6.

6.	Payment

Schedule of the license fee shall be;

Payment	Description	Sign-off
50%	Payment upon contract signing. Initiating an install of all relevant software as described in this agreement onto GFG	Required
($50,000)	Gaming's Servers
25%	Upon Acceptance of all Design work, customization and the initiation of an Alpha testing environment	Required
($25,000)	that will support a minimum of 1,000 consecutive users. Anticipated time of delivery: 60 Days (JULY 1, 2011). ***
25%	Upon resolution of bugs and issues derived the Alpha staging environment and the completion of a Beta testing	Required
($25,000)	environment and Code moved to Production Server/s. Anticipated time of delivery:60 days ( SEP 1 , 2011)***

*** The dates represented in this schedule are baseline only. Payment can be made earlier, based on earlier delivery of milestones.

Payment of any other amount owed by You to Game Face Gaming Inc pursuant to this Agreement shall be paid within thirty (15) days following invoice from Game Face Gaming Inc. In the event any overdue amount owed by You is not paid following ten (15) days written notice from Game Face Gaming Inc, then in addition to any other amount due, Game Face Gaming Inc may impose and You shall pay a late payment charge at the rate of one percent (1%) per month on any overdue amount. In addition In the event any amount owed is not paid following thirty (30) days written notice from Game Face Gaming Inc, Game Face Gaming Inc may impose a cancelation of this agreement without any refund on the initial deposit or payment collected.

7.	Taxes

In addition to all other amounts due hereunder, You shall also pay to Game Face Gaming Inc, or reimburse Game Face Gaming Inc as appropriate, all amounts due for property tax on the Software and for sales, use, excise taxes or other taxes which are measured directly by payments made by You to Game Face Gaming Inc. In no event shall you be obligated to pay any tax paid on the income of Game Face Gaming Inc or paid for Game Face Gaming Inc's privilege of doing business.

8.	LIMITED WARRANTY AND DISCLAIMER.

(a) EXCEPT AS SET FORTH IN THE FOREGOING LIMITED WARRANTY WITH RESPECT TO SOFTWARE GAME FACE GAMING INC AND ITS SUPPLIERS DISCLAIM ALL OTHER WARRANTIES AND REPRESENTATIONS, WHETHER EXPRESS, IMPLIED, OR OTHERWISE, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ALSO, THERE IS NO WARRANTY OF NON-INFRINGEMENT AND TITLE OR QUIET ENJOYMENT. GAME FACE GAMING INC DOES NOT WARRANT THAT THE SOFTWARE IS ERROR-FREE OR WILL OPERATE WITHOUT INTERRUPTION. THE SOFTWARE IS NOT DESIGNED, INTENDED OR LICENSED FOR USE IN HAZARDOUS ENVIRONMENTS REQUIRING FAIL-SAFE CONTROLS, INCLUDING WITHOUT LIMITATION, THE DESIGN, CONSTRUCTION, MAINTENANCE OR OPERATION OF NUCLEAR FACILITIES, AIRCRAFT NAVIGATION OR COMMUNICATION SYSTEMS, AIR TRAFFIC CONTROL, AND LIFE SUPPORT OR WEAPONS SYSTEMS. GAME FACE GAMING INC SPECIFICALLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OF FITNESS FOR SUCH PURPOSES.

(b) IF APPLICABLE LAW REQUIRES ANY WARRANTIES WITH RESPECT TO THE SOFTWARE, ALL SUCH WARRANTIES ARE LIMITED IN DURATION TO NINETY (90) DAYS FROM THE DATE OF DELIVERY.

(c) NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY GAME FACE GAMING INC, ITS REPRESENTATIVES, DISTRIBUTORS, AGENTS OR EMPLOYEES SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF ANY WARRANTY PROVIDED HEREIN.

9.	Remedy

Provided that any non-compliance with the above warranty is reported in writing to Game Face Gaming Inc no more than ninety (90) days following delivery to you, Game Face Gaming Inc will use reasonable commercial efforts to supply you with a replacement copy of the Software that substantially conforms to the documentation, provide a replacement for defective media, or fix the issues in the Software at no additional costs, at its option. Game Face Gaming Inc shall have no responsibility if the Software nas been altered in any way, if the media has been damaged by misuse, accident, abuse, modification or misapplication, or if the failure arises out of use of the Software with other than a recommended hardware configuration. Any such misuse, accident, abuse, modification or misapplication of the Software will void the warranty above.

9.1 The Software application will be subject to inspection and acceptance by Customer within a reasonable time and at a reasonable location. Any Inspection by Customer shall be performed in such a manner as not to unduly delay the work. Customer will notify Game Face Gaming Inc within thirty (30) days of any noncompliance, and Game Face Gaming Inc shall have fifteen (15) business days to correct such reported non-compliance and to resubmit the item to Customer for further inspection. In the event Game Face Gaming Inc fails to correct such reported non-compliance to Customer's satisfaction, Customer may immediately terminate the license without further liability to Game Face Gaming Inc and Game Face Gaming Inc shall refund any fees paid for such non-compliant work. Customer's failure to provide such a notice of rejection within thirty (30) days, unless extended by mutual agreement, shall constitute acceptance by Customer of Services

10.	Software Maintenance.

(a). Standard maintenance. During the Warranty Period, Game Face Gaming Inc shall provide to You any new, corrected or enhanced version of the Software as created by Game Face Gaming Inc. Such enhancement shall include all modifications to the Software which increase the speed, efficiency or ease of use of the Software, or add additional capabilities or functionality to the Software, but shall not include any substantially new or rewritten version of the Software.

(b). Optional maintenance.(Included in your price..sec.5) After expiration of the Warranty Period, You may continue to receive maintenance support for successive twelve (12) month periods. The charge for such optional maintenance support shall be Game Face Gaming Inc's regular list price for maintenance and support for the Software as published from time to time by Game Face Gaming Inc. You shall notify Game Face Gaming Inc in writing if You desire to receive optional maintenance. If You fail to take optional maintenance and later elect to receive it, Game Face Gaming Inc reserves the right to charge You its maintenance fees for the period of the lapse in maintenance. Game Face Gaming Inc may elect to discontinue maintenance at any time upon notice to You, and refund of any then unearned maintenance fees.

11.	LIMITATION OF LIABILITY

(a) NEITHER GAME FACE GAMING INC NOR ITS SUPPLIERS SHALL BE LIABLE TO YOU OR ANY THIRD PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, COVER OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR THE INABILITY TO USE EQUIPMENT OR ACCESS DATA, LOSS OF BUSINESS, LOSS OF PROFITS, BUSINESS INTERRUPTION OR THE LIKE), ARISING OUT OF THE USE OF, OR INABILITY TO USE, THE SOFTWARE AND BASED ON ANY THEORY OF LIABILITY INCLUDING BREACH OF CONTRACT, BREACH OF WARRANTY, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY OR OTHERWISE, EVEN IF GAME FACE GAMING INC OR ITS REPRESENTATIVES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND EVEN IF A REMEDY SET FORTH HEREIN IS FOUND TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.

(b) GAME FACE GAMING INC'S TOTAL LIABILITY TO YOU FOR ACTUAL DAMAGES FOR ANY CAUSE WHATSOEVER WILL BE LIMITED TO THE GREATER OF $500 OR THE AMOUNT PAID BY YOU FOR THE SOFTWARE THAT CAUSED SUCH DAMAGE.

(c) (USA only) SOME STATES DO NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY TO YOU AND YOU MAY ALSO HAVE OTHER LEGAL RIGHTS THAT VARY FROM STATE TO STATE.

(d) THE FOREGOING LIMITATIONS ON LIABILITY ARE INTENDED TO APPLY TO THE WARRANTIES AND DISCLAIMERS ABOVE AND ALL OTHER ASPECTS OF THIS AGREEMENT.

12.	NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

Both Parties understand and agree that each Party may have access to the confidential information of the other party. For the purposes of this Agreement, "Confidential Information" means proprietary and confidential information about the Disclosing Party's (or it's suppliers') business or activities. Such information includes all business, financial, technical, and other information. Confidential Information also includes information which, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as confidential.

Each Party agrees that it will not disclose to any third Party or use any Confidential Information disclosed to it by the other Party except when expressly permitted in writing by the other Party. Each Party also agrees that it will take all reasonable measures to maintain the confidentiality of all Confidential Information of the other Party in its possession or control.

In consideration of the Game Face Gaming Inc's disclosure of the Software to You, You shall treat the Software with the same degree of care and safeguards that it takes with Your own trade secrets, but in no event less than a reasonable degree of care.

The restrictions and obligations contained in this clause shall survive the expiration, termination or cancellation of this Agreement, and shall continue to bind You, Your successors, heirs and assigns.

13.	Geberal

This Agreement shall be governed by the international internal laws, without giving effect to principles of conflict of laws. You hereby consent to the exclusive jurisdiction and venue of the state courts sitting in Florida, USA to resolve any disputes arising under this Agreement. In each case this Agreement shall be construed and enforced without regard to the United Nations Convention on the International Sale of Goods.

This Agreement contains the complete agreement between the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous agreements or understandings, whether oral or written. You agree that any varying or additional terms contained in any purchase order or other written notification or document issued by you in relation to the Software licensed hereunder shall be of no effect. The failure or delay of Game Face Gaming Inc to exercise any of its rights under this Agreement or upon any breach of this Agreement shall not be deemed a waiver of those rights or of the breach.

No Game Face Gaming Inc dealer, agent or employee is authorized to make any amendment to this Agreement unless such amendment is in writing and signed by a duly authorized representative of Game Face Gaming Inc.

If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law, which provision will be enforced to the maximum extent permissible and the remaining provisions of this Agreement will remain in full force and effect.

IN WITNESS WHEREOF.,pch of the parties have executed this agreement as of the  3rd   day of   March,  2011

Game Face Gaming Inc
Name: David Gyzenberg	Name: Felix Elinson

By: /s/ David Gyzenberg	By: /s/ Felix Elinson

Title: President	Title: President